Financial Statements
                           and Supplemental Schedules

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                           December 31, 2002 and 2001,
                          and for the years then ended
                        with Independent Auditors' Report

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                              Financial Statements
                           and Supplemental Schedules

                           December 31, 2002 and 2001,
                          and for the years then ended





                                Table of Contents

Independent Auditors' Report...................................................1

Audited Financial Statements

Statement of Net Assets Available for Benefits.................................2
Statement of Changes in Net Assets Available for Benefits....................3-4
Notes to Financial Statements...............................................5-10


Supplemental Schedules

Schedule G, Part III - Schedule of Nonexempt Transactions..................11-12
Schedule H, Part IV, 4i - Schedule of Assets Held for Investment Purposes..13-14
Schedule H, Part IV, 4j - Schedule of Reportable Transactions..............15-16

                          Independent Auditors' Report

Amcast Industrial Corporation
401(k) Salary Deferral Plan

We have audited the accompanying statement of net assets available for benefits of the Amcast Industrial Corporation 401(k) Salary Deferral Plan as of December 31, 2002 and 2001, and the related statement of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 2002 and 2001, and the changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of nonexempt transactions, assets held for investment purposes, and reportable transactions as of and for the years ended December 31, 2002 and 2001 are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.



                                                         /s/ Battelle & Battelle
May 23 , 2003


Dayton, Ohio

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                 Statement of Net Assets Available for Benefits






                                                        December 31
                                                ----------------------------
                                                     2002           2001
                                                --------------  ------------
Assets
Cash                                             $          -   $     1,950

Participant-directed investments, at fair value
    Shares of registered investment companies      19,461,785    23,117,026
    Common/collective trust fund                   10,099,018     9,590,459
    Amcast Industrial Corporation common stock      1,152,780     2,662,044
    Loans to participants                           1,722,305     1,609,626
                                                --------------  ------------
                                                   32,435,888    36,979,155
                                                --------------  ------------

Receivables
    Interest income                                     2,826         3,198
    Participant contributions                          70,069        89,305
    Employer contributions                             12,502        14,978
                                                --------------  ------------
                                                       85,397       107,481
                                                --------------  ------------

Net assets available for benefits                $ 32,521,285   $ 37,088,586
                                                ==============  ============














The accompanying notes are an integral part of the financial statements.

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

            Statement of Changes in Net Assets Available for Benefits

                      For the year ended December 31, 2002




                                                                 Fund Information
                                  ------------------------------------------------------------------------------
                                     Amcast       T. Rowe      T. Rowe       T. Rowe     T. Rowe      T. Rowe
                                   Industrial      Price        Price         Price       Price        Price
                                   Corporation     Stable     International    New         New         Equity
                                    Common         Value        Stock       Horizons      Income     Index 500
                                     Stock          Fund         Fund         Fund         Fund         Fund
                                  ------------  ------------ ------------  ----------- ------------ ------------

     Additions
       Investment income
        Interest and dividends       $ 10,772     $ 539,855      $ 6,322      $ 3,266     $ 92,285     $ 89,585
        Net (depreciation)
          appreciation in fair
          value of investments     (2,133,793)            -      (96,064)    (358,694)      45,688   (1,421,876)
       Contributions
        Participant                   204,754       710,666      115,310      206,773      282,112      711,183
        Employer                      574,828             -            -            -            -            -
                                  ------------  ------------ ------------  ----------- ------------ ------------
                                   (1,343,439)    1,250,521       25,568     (148,655)     420,085     (621,108)

     Deductions
       Benefit payments              (216,586)   (1,107,227)     (75,063)    (126,526)    (216,252)    (617,525)

       Interfund transfers             46,880       364,405      (29,451)     (60,831)     145,321     (292,706)
                                  ------------  ------------ ------------  ----------- ------------ ------------

     Net (decrease) increase       (1,513,145)      507,699      (78,946)    (336,012)     349,154   (1,531,339)

     Net assets available for
       benefits, December 31, 2001  2,682,887     9,607,137      491,828    1,317,782    1,721,222    6,077,552
                                  ------------  ------------ ------------  ----------- ------------ ------------
     Net assets available for
       benefits, December 31, 2002 $1,169,742   $ 10,114,836   $ 412,882    $ 981,770   $2,070,376   $4,546,213
                                  ============  ============ ============  =========== ============ ============


                                  ----------------------------------------
                                     T. Rowe       T. Rowe
                                      Price         Price
                                      Equity       Capital
                                      Income      Appreciation  Loans to    Unallocated
                                       Fund          Fund       Participants  Funds        Total
                                   ------------  ------------  -----------------------  ------------

     Additions
       Investment income
        Interest and dividends       $ 326,912     $ 161,445          $ -         $ -   $ 1,230,442
        Net (depreciation)
          appreciation in fair
          value of investments      (1,409,797)     (126,142)           -           -    (5,500,678)
       Contributions
        Participant                    727,308       385,264            -           -     3,343,370
        Employer                             -             -            -           -       574,828
                                   ------------  ------------  ----------- -----------  ------------
                                      (355,577)      420,567            -           -      (352,038)

     Deductions
       Benefit payments               (883,158)     (867,426)    (105,500)          -    (4,215,263)

       Interfund transfers            (415,688)       25,841      218,179      (1,950)            -
                                   ------------  ------------  ----------- -----------  ------------

     Net (decrease) increase        (1,654,423)     (421,018)     112,679      (1,950)   (4,567,301)

     Net assets available for
       benefits, December 31, 2001   8,870,397     4,708,205    1,609,626       1,950    37,088,586
                                   ------------  ------------  ----------- -----------  ------------
     Net assets available for
       benefits, December 31, 2002 $ 7,215,974   $ 4,287,187   $1,722,305         $ -   $32,521,285
                                   ============  ============  =========== ===========  ============






     The accompanying notes are an integral part of the financial statements.
                                                                               3

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

            Statement of Changes in Net Assets Available for Benefits

                      For the year ended December 31, 2001

                                                              Fund Information
                                  -----------------------------------------------------------------------
                                     Amcast      T. Rowe      T. Rowe     T. Rowe     T. Rowe    T. Rowe
                                   Industrial     Price        Price       Price       Price      Price
                                   Corporation    Stable    International   New         New       Equity
                                     Common       Value        Stock      Horizons    Income    Index 500
                                      Stock        Fund        Fund         Fund       Fund        Fund
                                  ------------------------------------------------------------------------
    Additions
      Investment income
       Interest and dividends         $ 58,357   $ 557,662     $ 14,220   $  31,575   $ 87,148   $  63,207
       Net (depreciation)
         appreciation in fair
         value of investments       (2,008,534)          -     (161,215)    (61,816)    27,949    (890,455)
      Contributions
       Participant                     208,004     560,326      116,925     224,273    186,310     769,981
       Employer                        555,168           -            -           -          -           -

      Transfer from Casting
        Technology Company 401(k)
        Salary Deferral Plan                 -      88,113        7,738     113,691     70,351     104,582
                                  ------------------------------------------------------------------------
                                    (1,187,005)  1,206,101      (22,332)    307,723    371,758      47,315

    Deductions
      Benefit payments                (428,637) (1,517,735)    (130,284)    (67,256)  (175,034)   (670,283)

      Interfund transfers               74,168      80,272     (127,388)   (315,581)   260,831    (519,784)

                                  -------------------------------------------------------------------------
    Net (decrease) increase         (1,541,474)   (231,362)    (280,004)    (75,114)   457,555  (1,142,752)

    Net assets available for
      benefits, December 31, 2000    4,224,361   9,838,499      771,832   1,392,896  1,263,667   7,220,304
                                  ------------------------------------------------------------------------
    Net assets available for
      benefits, December 31, 2001  $ 2,682,887 $ 9,607,137    $ 491,828 $ 1,317,782 $1,721,222  $6,077,552
                                  ========================================================================
                                    T. Rowe      T. Rowe
                                     Price        Price
                                     Equity      Capital
                                     Income    Appreciation  Loans to  Unallocated
                                      Fund        Fund      Participants  Funds       Total
                                    ------------------------------------------------------------

    Additions
      Investment income
       Interest and dividends     $   499,748    $ 224,305   $ 132,300      $    - $ 1,668,522
       Net (depreciation)
         appreciation in fair
         value of investments        (361,967)     196,585           -           -  (3,259,453)
      Contributions
       Participant                    713,873      336,147           -           -   3,115,839
       Employer                             -            -           -           -     555,168

      Transfer from Casting
        Technology Company 401(k)
        Salary Deferral Plan          106,406      152,028      28,629           -     671,538
                                   ------------------------------------------------------------
                                      958,060      909,065     160,929           -   2,751,614

    Deductions
      Benefit payments             (1,022,624)    (521,879)   (166,314)          -  (4,700,046)

      Interfund transfers             (27,071)     453,365     123,552      (2,364)          -
                                   ------------------------------------------------------------

    Net (decrease) increase           (91,635)     840,551     118,167      (2,364) (1,948,432)

    Net assets available for
      benefits, December 31, 2000   8,962,032    3,867,654   1,491,459       4,314  39,037,018
                                   ------------------------------------------------------------
   Net assets available for
      benefits, December 31, 2001 $ 8,870,397  $ 4,708,205  $1,609,626     $ 1,950 $37,088,586
                                   ============================================================


The accompanying notes are an integral part of the financial statements.
                                                                               4

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                          Notes to Financial Statements

                                December 31, 2002




1. Description of the Plan

The following description of the Amcast Industrial Corporation 401(k) Salary Deferral Plan (the Plan) is provided for general information purposes only. Participants should refer to the Summary Plan Description for a more complete description of the Plan's provisions.

General

The Plan is a contributory defined contribution plan covering substantially all employees of Amcast Industrial Corporation (the Company and Plan Sponsor) who are compensated on a salary or hourly basis and are not covered by a collective bargaining agreement. Eligible employees may participate on the first day of the month coincident with, or first following six months of employment. The Plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Contributions

Each year, participants may contribute, in whole percentages, an amount up to 20 percent of annual compensation, as defined by the Plan Document. Additionally, participants may make up to two lump sum contributions to the Plan per year. Participants may also contribute amounts representing distributions from other qualified defined benefit or defined contribution plans. The Company makes
matching   contributions  equal  to  25  percent  of  the  first  6  percent  of compensation that is deferred by participants to the Plan. These matching contributions are made in common stock of the Company. The Company also makes supplemental matching contributions to the Plan provided that the Company's annual minimum return on net worth is at least 9 percent. The amount of these supplemental matching contributions increases based upon the level of return; however, the amount shall not exceed 35 percent of the participants' salary deferral contributions.

Vesting

Participants are immediately vested in their deferral contributions plus actual earnings thereon. Vesting in the Company contribution portion of their accounts plus actual earnings thereon is based on years of continuous service. Participants are 50 percent vested in Company contributions made after one year of service with the Company, 75 percent vested after two years of service, and fully vested after three years of service.

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                          Notes to Financial Statements

                                December 31, 2002


1. Description of the Plan (continued)

Participant Loans

Participants may borrow from their fund accounts a minimum of $500 up to a maximum of the lesser of $50,000 (less the highest outstanding balance of any loan made to the participant under the Plan during the 12-month period preceding the date of the loan) or 50 percent of their vested account balance. The loan term is not to exceed 5 years unless the loan is for the purchase of a principal residence, in which case the term may be as long as 30 years. Interest rates on these loans are one percent above the prime rate of interest on the first business day of the calendar quarter in which a loan application is made to the Company.

Participant Accounts

Each participant's account is credited with the participant's contributions and allocations of (a) the Company's contributions and (b) Plan earnings. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

Payment of Benefits

On termination of service for any reason, a participant may receive a lump-sum amount equal to the vested value of his or her account, in either (a) cash or
(b) cash for all investments other than Company stock and the participant's related shares of the Company's stock.

Administrative Expenses

Substantially all expenses of the Plan are paid by the Company.

Forfeited Accounts

At December 31, 2002  forfeited  nonvested  accounts  totaled  $27,217  (none in
2001). This amount will be allocated to the accounts of active participants as of December 31, 2002.

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                          Notes to Financial Statements

                                December 31, 2002


2. Summary of Significant Accounting Policies

Basis of Accounting

The Plan's financial statements are prepared on the accrual basis of accounting.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Plan administrator to make estimates that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Investment Valuation

The Plan's investments are stated at fair value. The shares of registered investment companies are valued at quoted market prices which represent the net asset values of shares held by the Plan at year-end. Participant loans are valued at their outstanding balances, which approximate fair value. Company common stock and the participation units owned by the Plan in the common/collective trust fund are based on quoted redemption value on the last business day of the Plan year. Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for benefits.

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                          Notes to Financial Statements

                                December 31, 2002


3. Investments

The fair value of individual investments that represent 5 percent or more of the Plan's net assets available for benefits at December 31 are as follows:
                                                 2002                 2001
                                            ---------------      ---------------

Shares of registered investment companies:
  T. Rowe Price New Income Fund              $ 2,064,303          $ 1,715,155
  T. Rowe Price Capital Appreciation Fund      4,278,891            4,697,089
  T. Rowe Price Equity Index 500 Fund          4,530,775            6,055,610
  T. Rowe Price Equity Income Fund             7,200,033            8,849,038
Common/collective trust fund:
  T. Rowe Price Stable Value Fund             10,099,018            9,590,459
Amcast Industrial Corporation common stock     1,152,780            2,662,044
Loans to participants                          1,722,305            1,609,626

For the years ended December 31, 2002 and 2001, the Plan's investments (including investments bought, sold, and held during the year) depreciated in value by $5,500,678 and $3,259,453, respectively:
                                                  2002             2001
                                             --------------   --------------

Shares of registered investment companies    $ 3,366,885      $ 1,250,919
Amcast Industrial Corporation common stock     2,133,793        2,008,534
                                             --------------   --------------

                                             $ 5,500,678      $ 3,259,453
                                             ==============   ==============

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                          Notes to Financial Statements

                                December 31, 2002

4. Income Tax Status

The Internal Revenue Service (IRS) ruled on July 21, 1992, that the Plan qualifies under Section 401(a) of the Internal Revenue Code (the IRC) and, therefore, the underlying trust is not subject to income tax under present tax law. The Plan was subsequently amended. The Company is currently waiting for an IRS determination for the Plan, as amended. The Company's Pension Administration Committee and the Company's tax counsel believe that the Plan, as amended, is operating in conformity with the IRC. Once qualified, the Plan is required to operate in conformity with the IRC to maintain its qualification. The Company's Pension Administration Committee and the Company's tax counsel are not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status.

5. Transactions With Parties-In-Interest

The Trust is not charged for administrative services performed on its behalf by the Company. The Plan also invests in common stock of the Company (the Plan Sponsor).

6. Plan Termination

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

7. Prohibited Transactions

During 2001, the Plan sponsor discovered that it had failed to remit certain participants' deferral contributions and the related employer matching contributions to the Plan for a pay period that had occurred in December, 1999. Consequently, in October of 2001, the Plan sponsor made additional contributions to the Plan consisting of $4,451, the original amount of the participant deferrals, $745, the amount of the employer matching contribution, and $1,085, the amount calculated by the sponsor for lost Plan income on these contributions.

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                          Notes to Financial Statements

                                December 31, 2002


8. Transfer from Other Company Sponsored Plan

Effective August 31, 2001, the participants and net assets of the Casting Technology Company 401(k) Salary Deferral Plan were merged into the Plan. The following is a summary of the net assets transferred:

Shares of registered investment companies              $   554,796
Common/collective trust fund                                88,113
Loans to participants                                       28,629
                                                      -------------

                                                       $   671,538
                                                      =============

                             Supplemental Schedules

                          Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                           EIN 31-0258080 / Plan 002

                              Schedule G, Part III
                       Schedule of Nonexempt Transactions

                                December 31, 2002



                                  (c)                                                     (i)
             (b)                  Decription of                                           Current       (j)
(a)          Relationship of      Transaction Including                                   Value of      Net
Identity     Plan, Employer       Maturity Date, Rate of     (d)        (e)      (h)      Asset at      Gain or (Loss)
of Party     or Other             Interest, Collateral,      Purchase   Selling  Cost of  Date of       on Each
Involved     Party-In-Interest    Par or Maturity Value      Price      Price    Asset    Transaction   Transaction
------------ -------------------  -------------------------  ---------  -------- -------- ------------  -----------------


                                                      No Nonexempt Transactions







There were no lease rental activities or expenses incurred with the above transactions.
Therefore, columns (f) and (g) were eliminated for presentation purposes.

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                           EIN 31-0258080 / Plan 002

                              Schedule G, Part III
                       Schedule of Nonexempt Transactions

                                December 31, 2001



                                  (c)                                                     (i)
             (b)                  Decription of                                           Current       (j)
(a)          Relationship of      Transaction Including                                   Value of      Net
Identity     Plan, Employer       Maturity Date, Rate of     (d)        (e)      (h)      Asset at      Gain or (Loss)
of Party     or Other             Interest, Collateral,      Purchase   Selling  Cost of  Date of       on Each
Involved     Party-In-Interest    Par or Maturity Value      Price      Price    Asset    Transaction   Transaction
------------ -------------------  -------------------------  ---------  -------- -------- ------------  -----------------

Amcast       Plan Sponsor         Overdue employee           $4,451      N/A      N/A     $4,451         N/A
Industrial                        contributions not timely
Corporation                       remitted to the plan

Amcast       Plan Sponsor         Overdue employer              745      N/A      N/A        745         N/A
Industrial                        contributions not timely
Corporation                       remitted to the plan






There were no lease rental activities or expenses incurred with the above transactions.
Therefore, columns (f) and (g) were eliminated for presentation purposes.

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                            EIN 31-0258080 / Plan 002

 Schedule H, Part IV, Line 4i - Schedule of Assets Held for Investment Purposes

                                December 31, 2002



(a),(b)                                                 (c)                                         (e)
Identity of Party Involved and                          Description of          (d)                 Fair
Description of Asset                                    Investment              Cost                Value
-----------------------------------------------         ------------------      ------------        ------------

Shares of registered investment companies
 *  T. Rowe Price International Stock Fund                46,221 shares         $   493,944          $  410,438
 *  T. Rowe Price New Horizons Fund                       58,841 shares           1,269,486             977,345
 *  T. Rowe Price New Income Fund                        232,205 shares           2,019,703           2,064,303
 *  T. Rowe Price Capital Appreciation Fund              301,118 shares           4,412,633           4,278,891
 *  T. Rowe Price Equity Index 500 Fund                  191,414 shares           5,749,491           4,530,775
 *  T. Rowe Price Equity Income Fund                     363,822 shares           8,485,528           7,200,033
                                                                                -----------         -----------
                                                                                 22,430,785          19,461,785

Common/collective trust fund
 *  T. Rowe Price Stable Value Fund                    10,099,018 units          10,099,018          10,099,018

Common stock
 *  Amcast Industrial Corporation common stock           678,066 shares           3,180,150           1,152,780

Loans to participants                                   Rates ranging from
Participant loans                                         6.5% to 10.5%           1,722,305           1,722,305
                                                                                -----------         -----------


                                                                                $37,432,258         $32,435,888
                                                                                ===========         ===========




 *  Indicates party-in-interest to the Plan.

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                            EIN 31-0258080 / Plan 002

 Schedule H, Part IV, Line 4i - Schedule of Assets Held for Investment Purposes

                                December 31, 2001



(a),(b)                                                 (c)                                         (e)
Identity of Party Involved and                          Description of          (d)                 Fair
Description of Asset                                    Investment              Cost                Value
-----------------------------------------------         ------------------      ------------        ------------

Shares of registered investment companies
 *  T. Rowe Price International Stock Fund                44,429 shares         $   686,179          $  488,270
 *  T. Rowe Price New Horizons Fund                       57,970 shares           1,456,373           1,311,864
 *  T. Rowe Price New Income Fund                        197,599 shares           1,715,750           1,715,155
 *  T. Rowe Price Capital Appreciation Fund              320,839 shares           4,487,221           4,697,089
 *  T. Rowe Price Equity Index 500 Fund                  196,356 shares           5,691,409           6,055,610
 *  T. Rowe Price Equity Income Fund                     374,167 shares           8,803,675           8,849,038
                                                                                -----------         -----------
                                                                                 22,840,607          23,117,026

Common/collective trust fund
 *  T. Rowe Price Stable Value Fund                     9,590,459 units           9,590,459           9,590,459

Common stock
 *  Amcast Industrial Corporation common stock           494,791 shares           6,273,469           2,662,044

Loans to participants                                   Rates ranging from
Participant loans                                         6.5% to 10.5%           1,609,626           1,609,626
                                                                                -----------         -----------


                                                                                $40,314,161         $36,979,155
                                                                                ===========         ===========




 *  Indicates party-in-interest to the Plan.

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                            EIN 31-0258080 / Plan 002

       Schedule H, Part IV, Line 4j - Schedule of Reportable Transactions

                      For the year ended December 31, 2002


                                                                                          (h)
                                                                                          Fair
                                  (b)                                            (g)      Value of       (i)
                                  Description       (c)             (d)          Cost     Asset at       Net
(a)                               of                Purchase        Selling      of       Date of        Gain or
Identity of Party Involved        Investment        Price           Price        Asset    Transaction    (Loss)
------------------------------ ----------------- ------------- -------------- --------- -------------- ----------


                           - - No Reportable Transactions - -



There were no category (i), (ii), (iii) or (iv) transactions during the year.

There were no lease rental activities or expenses incurred with the plan. Therefore, columns (e) and (f) were eliminated for presentation purposes.

                         Amcast Industrial Corporation
                           401(k) Salary Deferral Plan

                            EIN 31-0258080 / Plan 002

       Schedule H, Part IV, Line 4j - Schedule of Reportable Transactions

                      For the year ended December 31, 2001


                                                                                          (h)
                                                                                          Fair
                                  (b)                                            (g)      Value of       (i)
                                  Description       (c)             (d)          Cost     Asset at       Net
(a)                               of                Purchase        Selling      of       Date of        Gain or
Identity of Party Involved        Investment        Price           Price        Asset    Transaction    (Loss)
----------------------------- ----------------- ---------------- ----------- ---------- -------------- ----------


                           - - No Reportable Transactions - -



There were no category (i), (ii), (iii) or (iv) transactions during the year.

There were no lease rental activities or expenses incurred with the plan. Therefore, columns (e) and (f) were eliminated for presentation purposes.